                                     BYLAWS

                                       OF

                               PIERCE LEAHY CORP.


                               ARTICLE I - OFFICE
                               ------------------

          Section 1-1.  Registered Office.  The registered office of the
          -----------   -----------------
Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the "Board of Directors" or the "Board") shall determine from time to time.


                     ARTICLE II - MEETINGS OF SHAREHOLDERS
                     -------------------------------------

          Section 2-1.  Place of Meetings of Shareholders.  Meetings of
          -----------   ---------------------------------
shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation.

          Section 2-2.  Annual Meeting of Shareholders.
          -----------   ------------------------------

                  (a)   Time.  A meeting of the shareholders of the Corporation
                        ----
shall be held in each calendar year, commencing with the year 1998, at such time as the Board of Directors may determine.

                  (b)   Election of Directors.  At such annual meeting, there
                        ---------------------
shall be held an election of Directors.

          Section 2-3.  Special Meetings of Shareholders.  Except as expressly
          -----------   --------------------------------
required by law, special meetings of the shareholders may be called at any time only by:

                  (a) the Chairman of the Board, if any, if such officer is serving as the chief executive officer of the Corporation, and otherwise the President of the Corporation; or

                  (b)   the Board of Directors.

          Upon the written request of any person who has called a special meeting, under these Bylaws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held not less than five nor more than 60 days after the receipt of such request, and to give due notice thereof as required by Section 2-4 hereof. If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so.

          Section 2-4.  Notices of Meetings of Shareholders.  Written notice,
          -----------   -----------------------------------
complying with Article VI of these Bylaws, stating the place and time and, in the case of special meetings, the general nature of the business to be transacted at any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting, except as provided in
Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania BCL"), at least five days prior to the day named for the meeting, provided that notice shall be given at least ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania BCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

          Section 2-5.  Quorum of and Action by Shareholders.
          -----------   ------------------------------------

                  (a)   General Rule.  Except as provided in subsections (c),
                        ------------
(d) and (e) of this Section 2-5, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of any action or particular matter or matters but a quorum is not present as to any other matter or matters, consideration of an action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on a matter or matters for which a quorum is not present. Unless the Pennsylvania BCL permits otherwise, this Section 2-5(a) may be modified only by a Bylaw amendment adopted by the shareholders.

                  (b)   Action by Shareholders.  Except as otherwise provided
                        ----------------------
by law, whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes properly cast at the meeting with respect to such matter and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes properly cast by the shareholders entitled to vote as a class. Unless the Pennsylvania BCL permits otherwise, this
Section 2-5(b) may be modified only by a Bylaw amendment adopted by the shareholders.

                  (c)   Withdrawal.  The shareholders present at a duly
                        ----------
organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  (d)   Election of Directors at Adjourned Meetings.  In the
                        -------------------------------------------
case of any meeting called for the election of Directors, those shareholders who attend a meeting called for the election of Directors that has been previously adjourned for lack of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors.

                  (e)   Conduct of Other Business at Adjourned Meetings.  Those
                        -----------------------------------------------
shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum (whether with respect to a particular matter or all matters to be considered and acted upon at such meeting), although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

          Section 2-6.  Adjournments.
          -----------   ------------

                  (a)   General Rule.  Any regular or special meeting of the
                        ------------
shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct.

                  (b)   Lack of Quorum.  If a meeting cannot be organized
                        --------------
because a quorum has not attended, those present may, except as otherwise provided in this Section 2-6, adjourn the meeting to such time and place as they may determine.

                  (c)   Notice of an Adjourned Meeting.  When a meeting of
                        ------------------------------
shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

          Section 2-7.  Voting List, Voting and Proxies.
          -----------   -------------------------------

                  (a)   Voting List. The officer or agent having charge of the
                        -----------
transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, except that, if the Corporation has 5,000 or more shareholders, in lieu of making the list, the Corporation may make the information therein available at the meeting by any other means.

                  (b)   Voting.  Except as otherwise specifically provided by
                        ------
law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by voice unless the presiding officer determines, or a shareholder demands, before the vote begins, that it be taken by ballot.

                  (c)   Proxies.  At all meetings of shareholders, shareholders
                        -------
entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest (as defined in Section 1759(d) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

                  (d)   Judges of Election.  In advance of any meeting of
                        ------------------
shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the Pennsylvania BCL permits otherwise, this
Section 2-7(d) may be modified only by a Bylaw amendment adopted by the shareholders.

          Section 2-8.  Participation in Meetings by Conference Telephone.  The
          -----------   -------------------------------------------------
Board may provide by resolution, or the presiding officer may permit, with respect to a particular meeting of shareholders that one or more persons may participate in that meeting of the shareholders, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Unless the Board so provides, or the presiding officer so permits, no person may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment.

          Section 2-9.  No Consents in Lieu of Meeting.  No action of the
          -----------   ------------------------------
shareholders shall be taken by either unanimous or partial written consent or other consent in lieu of a meeting.

          Section 2-10. Business at Meetings of Shareholders.  Except as
          ------------  ------------------------------------
otherwise provided by law (including but not limited to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto) or in these Bylaws, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (b) be brought before the meeting at the direction of the Board of Directors, (c) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (d) in the case of an annual meeting of shareholders, have been specified in a written notice given to the Secretary of the Corporation, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with all of the following requirements:

                  (a) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the date of the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

                  (b) Each such Shareholder Notice must set forth: (i) the name and address of the shareholder who intends to bring the business before the meeting; (ii) the general nature of the business which such shareholder seeks to bring before the meeting and, if a specific action is to be proposed, the text of the resolution or resolutions which the proposing shareholder proposes that the shareholders adopt; and (iii) a representation that the shareholder is a holder of record of the stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a shareholder not made in compliance with the foregoing procedure.

                  (c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2-10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 2-10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2-10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2-10 and any shareholder proposal not required to be considered by such rules need not be considered.


                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

          Section 3-1.
          -----------

                  (a)   General Powers.  Except as otherwise provided by law
                        --------------
and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Unless the Pennsylvania BCL permits otherwise, this Section 3-l(a) may be modified only by a Bylaw amendment adopted by the shareholders.

                  (b)   Number.  The number of members of the Board of
                        ------
Directors shall be the number of Directors serving at the time of adoption of this Section 3-1, or such other number as may thereafter from time to time (i) be determined by the Board of Directors, or (ii) be set forth in a notice of a meeting of shareholders called for the election of a full Board of Directors; provided, that if such notice contemplates a change in the size of the Board of Directors, such change shall take effect as of the time the election called for by the notice is held.

                  (c)   Classified Board of Directors.  The Directors shall be
                        -----------------------------
classified, with respect to the duration of the term for which they severally hold office, into three classes (denominated Class I, Class II and Class III) as nearly equal in number as reasonably possible. The Board of Directors shall increase or decrease the number of Directors in one or more classes as may be appropriate whenever it increases or decreases the number of Directors in order to ensure that the three classes shall be as nearly equal in number as reasonably as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of shareholders in 1998, the term of office of the initial Class II Directors shall expire at the annual meeting of shareholders in 1999 and the term of office of the initial Class III directors shall expire at the annual meeting of shareholders in 2000. At the annual meeting of shareholders, beginning in 1998, the successors of the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. When a Director is elected, such director's class shall be identified.

                  (d)   Term; Vacancies.  Each Director shall hold office until
                        ---------------
the expiration of the term for which he was selected and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board (though less than a quorum) or by a sole remaining Director or by the shareholders and each person so selected shall be a Director to serve for the balance of the unexpired term. A director elected to fill a vacancy on the Board shall be elected for a term expiring at the annual meeting when the term of a Director in such class would naturally expire.

                  (e)   Qualification.  A Director must be a natural person at
                        -------------
least 18 years of age.

          Section 3-2.  Place of Meetings.  Meetings of the Board of Directors
          -----------   -----------------
may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Directors may determine from time to time or as may be designated in the notice of the meeting.

          Section 3-3.  Regular Meetings.  A regular meeting of the Board of
          -----------   ----------------
Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

          Section 3-4.  Special Meetings.  Special meetings of the Board of
          -----------   ----------------
Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the executive committee of the Board, if any, or by a majority of the Directors in office.

          Section 3-5.  Participation in Meetings by Conference Telephone.  Any
          -----------   -------------------------------------------------
Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were he or she personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          Section 3-6.  Notices of Meetings of Board of Directors.
          -----------   -----------------------------------------

                  (a)   Regular Meetings.  No notice shall be required to be
                        ----------------
given of any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with Section 3-3 of these Bylaws, in which event five days' notice shall be given of the place and time of such meeting complying with Article VI of these Bylaws.

                  (b)   Special Meetings.  Written notice stating the place and
                        ----------------
time of any special meeting of the Board of Directors shall be sufficient if given at least one day, as provided in Article VI, in advance of the time fixed for the meeting.

          Section 3-7.  Quorum; Action by the Board of Directors.  A majority of
          -----------   ----------------------------------------
the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

          Section 3-8.  Action by Unanimous Consent of the Board of Directors.
          -----------   -----------------------------------------------------
Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office (or all of the members of the committee with respect to committee action) is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion of such consent in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the directors or committee members, as the case may be, executed pursuant to this
Section 3-8 may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

          Section 3-9.  Committees.
          -----------   ----------

                  (a)   Establishment and Powers.  The Board of Directors of the
                        ------------------------
Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

                      (i) The submission to shareholders of any action requiring approval of shareholders under the Pennsylvania BCL.

                     (ii) The creation or filling of vacancies in the Board of Directors.

                    (iii)    The adoption, amendment or repeal of the Bylaws.

                     (iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

                      (v) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

                  (b)   Alternate Members.  The Board of Directors may
                        -----------------
designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at a meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

                  (c)   Term.  Each committee of the Board of Directors shall
                        ----
serve at the pleasure of the Board of Directors.

                  (d)   Status of Committee Action.  The term "Board of
                        --------------------------
Directors" or "Board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section.

          Section 3-10.  Nominations.  Notwithstanding the provisions of Section
          ------------   -----------
2-10 of these Bylaws (dealing with business at meetings of shareholders), nominations for the election of Directors may be made by only the Board of Directors, a committee appointed by the Board of Directors or by any shareholder of record entitled to vote in the election of Directors who is a shareholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a shareholder, such shareholder must provide timely written notice to the President of the Corporation in accordance with the following requirements, except as otherwise provided by law:

                  (a) To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the date the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first; and

                  (b) Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination; (ii) the name and address of the person or persons to be nominated; (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse, in such officer's sole discretion, to acknowledge the nomination of any person as not made in compliance with the foregoing procedure.

                  (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3-10. The Chairman of the meeting shall, as the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3-10, and if he should do determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3-10, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3-10 and any shareholder proposal not required to be considered by such rules need not be considered.

          Section 3-11.  Payments to Directors.  Directors may be reimbursed for
          ------------   ---------------------
the expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or such other compensation for their services as may, from time to time, be fixed by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 3-12.  Distributions.  The Directors may, to the extent
          ------------   -------------
permitted by law, authorize and the Corporation may make distributions from time to time.


                             ARTICLE IV - OFFICERS
                             ---------------------

          Section 4-1.  Election and Office.  The Corporation shall have a
          -----------   -------------------
President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, a Chief Financial Officer, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The President and the Secretary shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

          Section 4-2.  Term.  The officers and assistant officers shall each
          -----------   ----
serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of shareholders, unless removed from office by the Board of Directors during their respective tenures. Officers may, but need not, be Directors.

          Section 4-3.  Powers and Duties of the President.  Unless otherwise
          -----------   ----------------------------------
determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. The President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions and directions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and, unless there is a Chairman of the Board, shall preside at all meetings of the Board of Directors. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

          Section 4-4.  Powers and Duties of the Secretary.  Unless otherwise
          -----------   ----------------------------------
determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

          Section 4-5.  Powers and Duties of the Treasurer.  Unless otherwise
          -----------   ----------------------------------
determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer's hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors. If the Corporation has a Chief Financial Officer, the Chief Financial Officer shall have such power and authority as determined by the Board of Directors, including without limitation, the powers provided herein of the Treasurer.

          Section 4-6.  Powers and Duties of the Chairman of the Board.  Unless
          -----------   ----------------------------------------------
otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

          Section 4-7.  Powers and Duties of Vice Chairmen of the Board, Vice
          -----------   -----------------------------------------------------
Presidents and Assistant Officers.  Unless otherwise determined by the Board of
---------------------------------
Directors, each Vice Chairman, Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The President shall be the superior officer of the Vice Presidents. The Chairman of the Board shall be the superior officer of the Vice Chairmen. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

          Section 4-8.  Delegation of Office.  The Board of Directors may
          -----------   --------------------
delegate the powers or duties of any officer of the Corporation to any other person from time to time.

          Section 4-9.  Vacancies.  The Board of Directors shall have the power
          -----------   ---------
to fill any vacancies in any office occurring for any reason.


                           ARTICLE V - CAPITAL STOCK
                           -------------------------

          Section 5-1.  Share Certificates.
          -----------   ------------------

                  (a)   Execution.  Except as otherwise provided in Section 5-5,
                        ---------
the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

                  (b)   Designations, etc.  To the extent the Corporation is
                        -----------------
authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

                  (c)   Fractional Shares.  Except as otherwise determined by
                        -----------------
the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation's Board of Directors, but not by any other person.

          Section 5-2.  Transfer of Shares.  Transfer of certificated shares
          -----------   ------------------
shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. In the event the Board authorizes uncertificated shares, as permitted by the Corporation's Articles of Incorporation, the Board shall adopt alternative procedures for registration of transfers of such uncertificated shares.

          Section 5-3.  Determination of Shareholders of Record.
          -----------   ---------------------------------------

                  (a)   Fixing Record Date.  The Board of Directors of the
                        ------------------
Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of

Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

                  (b)   Determination when No Record Date Fixed.  If a record
                        ---------------------------------------
date is not fixed:

                     (i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

                     (ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (c)   Certification by Nominee.  The Board of Directors may
                        ------------------------
adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

                     (i)     the classification of shareholder who may certify;

                     (ii) the purpose or purposes for which the certification may be made;

                     (iii) the form of certification and information to be contained therein;

                     (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

                     (v) such other provisions with respect to the procedure as are deemed necessary or desirable.

                  Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

          Section 5-4.  Lost Share Certificates.  Unless waived in whole or in
          -----------   -----------------------
part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

                 ARTICLE VI - NOTICES - COMPUTING TIME PERIODS
                 ---------------------------------------------

          Section 6-1.  Contents of Notice.  Whenever any notice of a meeting is
          -----------   ------------------
required to be given pursuant to these Bylaws, the Corporation's Articles of Incorporation (the "Articles") or otherwise, the notice shall specify: (a) the place, date and time of the meeting; (b) in the case of a special meeting of shareholders or where otherwise required by law or the Bylaws, the general nature of the business to be transacted at such meeting; and (c) any other information required by law.

          Section 6-2.  Method of Notice.  Whenever written notice is required
          -----------   ----------------
to be given to any person under the provisions of the Articles or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to such person's address (or to such person's telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

          Section 6-3.  Computing Time Periods.
          -----------   ----------------------

                  (a)   Days to be Counted.  In computing the number of days
                        ------------------
for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or a holiday on which national banks are or may elect to be closed ("Holiday"); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

                  (b)   One Day Notice.  In any case where only one day's
                        --------------
notice is being given, notice must be given at least 24 hours in advance of the date and time specified for the meeting in question, by delivery in person, telephone, telex, TWX, facsimile or similar means of communication.

          Section 6-4.  Waiver of Notice.  Whenever any notice is required to be
          -----------   ----------------
given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          Section 6-5.  Modification of Proposal Contained in Notice.  Whenever
          -----------   --------------------------------------------
the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania BCL or the Articles or these Bylaws, the meeting considering the resolution may, without further notice, adopt it with such clarifying or other amendments as do not enlarge its original purpose.

          Section 6-6.  Bulk Mail.  If the Corporation has more than 30
          -----------   ---------
shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Pennsylvania BCL or by the Articles of these Bylaws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

          Section 6-7.  Shareholder without Forwarding Addresses.  Notice or
          -----------   ----------------------------------------
other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.


              ARTICLE VII - LIMITATION OF DIRECTORS' LIABILITY AND
            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
            --------------------------------------------------------

          Section 7-1.  Limitation of Directors' Liability.  No Director of the
          -----------   ----------------------------------
Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of his or her office under the Pennsylvania BCL, and (b) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, Pennsylvania or federal law.

          Section 7-2.  Indemnification and Insurance.
          -----------   -----------------------------

                  (a)   Indemnification of Directors and Officers.
                        -----------------------------------------

                     (i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred by or imposed upon the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

                     (ii) The right to indemnification provided in this Section shall include the right to have the expenses incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

                     (iii) Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                     (iv) For purposes of this Article, (A) "Indemnitee" shall mean each Director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration.

                  (b)   Indemnification of Employees and Other Persons.  The
                        ----------------------------------------------
Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (c)   Non-Exclusivity of Rights.  The rights to
                        -------------------------
the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or Directors, or otherwise.

                  (d)   Insurance.  The Corporation may purchase and maintain
                        ---------
insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

                  (e)   Fund For Payment of Expenses.  The Corporation may
                        ----------------------------
create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles, by agreement, vote of shareholders or Directors, or otherwise.

          Section 7-3.  Amendment.  The provisions of this Article VII relating
          -----------   ---------
to the limitation of Directors' liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of Directors' liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

          Section 7-4.  Changes in Pennsylvania Law.  References in this Article
          -----------   ---------------------------
VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and
(b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.


                           ARTICLE VIII - FISCAL YEAR
                           --------------------------

          Section 8-1.  Determination of Fiscal Year.  The Board of Directors
          -----------   ----------------------------
shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.


                            ARTICLE IX - AMENDMENTS
                            -----------------------

          Section 9-1.  Except as otherwise expressly provided in Section 7-3:
          -----------

                  (a)   Shareholders.  The shareholders entitled to vote
                        ------------
thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose. In the case of a meeting of shareholders to amend or repeal these Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws.

                  (b)   Board of Directors.  The Board of Directors (but not a
                        ------------------
committee thereof), by a vote of the majority of Directors then in office, shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the Pennsylvania BCL or otherwise.


              ARTICLE X - INTERPRETATION OF BYLAWS - SEPARABILITY
              ---------------------------------------------------

          Section 10-1.  Interpretation.  All words, terms and provisions of
          ------------   --------------
these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL. If any provision of these Bylaws shall be inconsistent with any provision of the Articles, the provision of the Articles shall prevail. Where any provision of these Bylaws refers to a rule or process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Articles.

          Section 10-2.  Separability.  The provisions of these Bylaws are
          ------------   ------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.


                    ARTICLE XI - DETERMINATIONS BY THE BOARD
                    ----------------------------------------

          Section 11-1.  Effect of Board Determinations.  Any determination
          ------------   ------------------------------
involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.